                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No.  )

    Filed by the Registrant [X]

    Filed by a party other than the Registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the Com-
                                           mission Only (as permitted by
                                           Rule 14a-6(e)(2))

    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or
        Rule 14a-12


                          MICHIGAN RIVET CORPORATION
- -------------------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)


                          MICHIGAN RIVET CORPORATION
- -------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
        or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act
        Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------
    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

        ------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

    (3) Filing party:

        ------------------------------------------------------------------------

    (4) Date filed:

        ------------------------------------------------------------------------

                           MICHIGAN RIVET CORPORATION

                                 ______________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 28, 1995


         The Annual Meeting of Shareholders of Michigan Rivet Corporation, a Michigan corporation, will be held at the offices of Michigan Rivet Corporation, 13201 Stephens Road, Warren, Michigan 48089, on Friday, April 28, 1995 at 11:00 a.m., Detroit time, for the following purposes:

         (a) To elect eight directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified; and

         (b) To transact such other business as may properly come before the meeting or any adjournment thereof.

         You are invited to attend the meeting. However, if you do not expect to attend in person, you are urged to execute and return immediately the enclosed proxy which is solicited by the Board of Directors of the Company. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.


                                             By Order of the Board of Directors



                                             CLARK V. STEVENS, Secretary

Warren, Michigan
March 24, 1995

                           MICHIGAN RIVET CORPORATION

                                PROXY STATEMENT
                    ANNUAL MEETING TO BE HELD APRIL 28, 1995

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Michigan Rivet Corporation (the "Company") of proxies to be used at the Annual Meeting of Shareholders to be held on April 28, 1995 at the executive offices of the Company. The mailing address of the principal executive offices of the Company is 13201 Stephens Road, Warren, Michigan 48089. This Proxy Statement and the enclosed proxy were first sent or given to the shareholders on or about March 24, 1995.

         The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, the Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy material to the beneficial owners of shares held by them. A proxy may be revoked by the person executing it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company a written revocation; by giving another proxy bearing a later date than the proxy being revoked; or by attending and voting at the Annual Meeting in person.

         Only shareholders of record at the close of business on February 24, 1995 will be entitled to vote at the meeting. On that date 638,525 shares of Common Stock were issued and outstanding. Each shareholder is entitled to one vote for each share of Common Stock held by the shareholder. Shares cannot be voted at the meeting unless the holder is present in person or represented by proxy. A majority of the outstanding shares of the Company, represented in person or by proxy, shall constitute a quorum at the meeting.


                             PRINCIPAL SHAREHOLDERS

         The following persons beneficially owned shares of the Common Stock of the Company in the amounts and percentages shown as of December 31, 1994, and are the only persons known to the Company to own beneficially more than 5% of the Common Stock. The determination of beneficial ownership was made in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, which specifies that a beneficial owner includes "any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (1) Voting power ... and/or (2) Investment power which includes the power to dispose, or to direct the disposition of" his or her shares. The nature of beneficial ownership is sole voting and investment power except as otherwise indicated in the footnotes to the table.


                                                                             AMOUNT AND
                                                                             NATURE OF                PERCENT
         NAME AND ADDRESS                                                    BENEFICIAL                 OF
         OF BENEFICIAL OWNER                                                 OWNERSHIP                CLASS
         -------------------                                                 ----------               ------
Dorothy E. Knuppenburg (1)(2)                                                145,539                   22.8%
  8961 W. 32 Mile Road, Romeo, Michigan 48065

Comerica Bank f/k/a                                                          145,339                   22.8%
Manufacturers National Bank of Detroit (1)
  P.O. Box 33060, Detroit, Michigan 48232

Dottice Stade (3)(4)                                                          209,953                  32.9%
  13201 Stephens Road, Warren, Michigan 48089

Kermit L. Knuppenburg (4)                                                     140,522                  22.0%
  13201 Stephens Road, Warren, Michigan 48909

Anthony W. Livorine (4)                                                       141,722                  22.2%
  4689 Crows Nest Court, Brighton, Michigan 48116

Frank C. Bellisario (5)                                                        40,389                   6.3%
  38014 Rockhill, Mt. Clemens, Michigan 48043

Ronald M. Bellisario (6)                                                       39,699                   6.2%
  47444 Colony Court, Utica, Michigan 48087

Doreen E. Paulson (7)                                                          35,679                   5.6%
  47952 Liberty Drive, Shelby Twp., Michigan 48315

______________________________

(1) Dorothy E. Knuppenburg and Comerica Bank f/k/a Manufacturers National Bank of Detroit are co-trustees of the K.M. Knuppenburg Residuary Trust which owns 145,339 shares of Common Stock, 22.8% of the total outstanding. The voting and investment power of the shares owned by the Trust is exercisable by the concurrent vote of the two trustees.

(2) Includes 200 shares of Common Stock which Mrs. Knuppenburg has the power to vote by virtue of an irrevocable proxy granted to her by her son, Kermit L. Knuppenburg. This proxy will become void upon Mrs. Knuppenburg's death.

(3) Dottice Stade is Mrs. Knuppenburg's daughter, the sister of Kermit L. Knuppenburg and wife of William B. Stade, President and a director of the Company. The shares shown as beneficially owned by Mrs. Stade include 2,266 shares owned by Mr. Stade.

(4) Dottice Stade, Kermit L. Knuppenburg and Anthony W. Livorine are co-trustees of the D. E. Knuppenburg Grantor Retained Income Trust, which owns 140,322 shares of Common Stock, 21.9% of the total outstanding. The voting power of the shares owned by the trust is exercisable by the vote of a majority of the trustees, and the power to dispose of the shares is exercisable by the unanimous vote of the trustees.

(5)      Does not include 2,200 shares owned by Mr. Bellisario's wife.

(6)      Does not include 2,200 shares owned by Mr. Bellisario's wife.

(7)      Does not include 4,200 shares owned by Mrs. Paulson's husband.


                             ELECTION OF DIRECTORS

         Eight directors will be elected at the meeting, each to hold office until the next Annual Meeting of Shareholders or until his or her successor is elected and has qualified. The following table sets forth information regarding the eight nominees for election to the Board of Directors. All of the nominees are currently directors of the Company, elected at the 1994 Annual Shareholder's Meeting and have served as directors since first elected as such.

         Shares represented by proxies in the accompanying form received by the Board of Directors will be voted at the Annual Meeting (or any adjournment thereof) as directed in the proxies. Unless a shareholder directs otherwise, signed proxies (including signed proxies which fail to direct how they are to be voted) will be voted for the election of the eight nominees named below and an equal number of votes will be cast for each nominee. Directors shall be elected by a plurality of the votes cast at the Annual Meeting. If, as a result of circumstances not known or foreseen, any of such nominees shall be unavailable to serve as a director, proxies will be voted for the election of such person or persons as the Board of Directors may select. In no event will the proxies be voted for more than eight nominees.

                                                                                             DIRECTOR
                                                                                           CONTINUOUSLY
NAME AND AGE                               PRINCIPAL OCCUPATION                               SINCE
- ------------                               --------------------                               -----
Dorothy E. Knuppenburg, 81                 Chairman of the Board of the Company               1971

William B. Stade, 57                       President of the Company                           1971

Clark V. Stevens, 61                       Attorney at Law, Clark V. Stevens, P.C.,           1974
                                           St. Clair Shores, Michigan

Charles E. Blank, 57                       President, Air-Way Manufacturing,                  1977
                                           Olivet, Michigan, manufacturer of
                                           steel fittings for hydraulic systems;
                                           Associate, Buesser, Buesser,
                                           Black, Lynch, Fryhoff & Graham,
                                           Detroit, Michigan, attorneys

Kermit L. Knuppenburg, 53                  Vice President, Select Sales, Inc.,                1994
                                           Mt. Clemens, Michigan, a
                                           manufacturer's representative

William P. Lianos, 58                      Executive Vice President, Treasurer                1993
                                           and Chief Operating Officer of the
                                           Company

Anthony W. Livorine, 67                    Retired Vice President of Sales,                   1993
                                           Textron, Townsend Division

Anthony J. Caputo, 51                      President, Caputo, Hess, Brennan,                  1994
                                           & Brosnan, P.C., Warren, Michigan,
                                           attorneys

         All of the nominees have been engaged in the principal occupation listed above for at least the last five years except as follows:

         Kermit L. Knuppenburg has been a Vice President of Select Sales, Inc. since the beginning of 1992. Prior to 1992, Mr. Knuppenburg was an independent manufacturer's representative in Mt. Clemens, Michigan for more than the last five years.

         Charles E. Blank has been a member of the law firm Buesser, Buesser, Black, Lynch, Fryhoff & Graham for more than the past five years and has been President of Air-Way Manufacturing Company since 1990. The law firm of which Mr. Blank is a member has provided legal services to the Company during the last five fiscal years and the Company expects to retain such firm for such purposes in the current fiscal year.

         William P. Lianos became Executive Vice President and Chief Operating Officer of the Company effective February 22, 1994. Prior thereto, he had been Vice President and Treasurer of the Company for more than the past five years.

         Prior to January 1, 1995, Clark V. Stevens was President of Regan & Stevens, P.C., Detroit, Michigan, attorneys. Regan & Stevens provided legal services to the Company during the previous five fiscal years. The Company expects to retain Clark V. Stevens, Professional Corporation, to perform legal services during the current fiscal year.

         Anthony J. Caputo serves on the Board and has been nominated at the express request of Ronald M. Bellisario on behalf of the Bellisario family shareholders.

         William B. Stade is Dorothy Knuppenburg's son-in-law and Kermit L. Knuppenburg is Mrs. Knuppenburg's son and Mr. Stade's brother-in-law. There are no other family relationships between any of the directors or executive officers of the Company. None of the directors serves as a director of another publicly owned company.

         The Board of Directors has established a Compensation Committee, which is presently comprised of Messrs. Blank, Stevens, and Knuppenburg. The Compensation Committee reviews and recommends to the Board the salaries of all officers of the Company and remuneration of the directors.

         The Board has also established an Executive Committee, composed of Messrs. Stevens, Stade and Livorine, to oversee management of the Company. The Company's executive officers report to this Committee. The Executive Committee is expected to perform its duties for a temporary but indefinite period until Company profitability improves.

         The Board has not established a nominating committee, nor has the Board established an audit committee or similar committee. In these matters, the Board of Directors acts as a committee of the whole.

         During the fiscal year ended October 31, 1994, the Board met nine times and the Compensation Committee met three times. The Executive Committee met monthly during the year.


                               EXECUTIVE OFFICERS

         The following table sets forth information concerning the persons who served as executive officers of the Company during fiscal year ended October 31, 1994.

         NAME AND AGE                      OFFICE AND LENGTH OF SERVICE
         ------------                      ----------------------------
         William B. Stade, 57              President since April 1992.  Prior thereto, Executive Vice President since 1971

         Clark V. Stevens, 61              Secretary since 1977

         William P. Lianos, 58             Executive Vice President since 1994 and Treasurer since 1986.  Prior thereto, Vice
                                           President since 1991

         Each of the executive officers serves at the pleasure of the Board of Directors. Background information regarding Messrs. Stade and Stevens is set forth under "Election of Directors."

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information with respect to the beneficial ownership of shares of the Company's Common Stock by all persons who served as members of the Board of Directors during the fiscal year ended October 31, 1994, the named executive officers and all directors and officers of the Company as a group, calculated as of December 31, 1994. The nature of beneficial ownership is sole voting and investment power except as otherwise indicated in the footnotes to the table.

                                                             NUMBER                  PERCENT
                                                            OF SHARES                OF CLASS
                                                            ---------                --------

         Dorothy E. Knuppenburg (1)                         145,539                   22.8%
         William B. Stade (2)                                 2,266                      *
         Clark V. Stevens (3)                                14,220                    2.2%
         Charles E. Blank                                       973                      *
         William P. Lianos (4)                                3,020                      *
         Anthony W. Livorine (5)                            141,722                   22.2%
         Kermit L. Knuppenburg (6)                          140,522                   22.0%
         Anthony J. Caputo                                        0                      0
                                                            -------                   -----

         All directors and executive officers
         as a group
         (8 persons) (7)                                    307,740                   48.2%
- ----------------------                                      =======                   =====

*        Less than 1%

(1)      See footnote 1 to the table under "Principal Shareholders".

(2)      See footnotes 3 and 4 under "Principal Shareholders".

(3) Includes 3,120 shares held jointly with Mr. Stevens' spouse; and 11,100 shares held individually by Mr. Stevens.

(4)      Shares are held jointly with Mr. Lianos' spouse.

(5) Includes 1,400 shares held by Mr. Livorine. See footnote 4 to the table under "Principal Shareholders" for balance.

(6)      See footnotes 2 and 4 to the table under "Principal Shareholders".

(7) The following shares have been counted only once in determining the total number of shares, and percent of class, held by all directors, nominees and executive officers: (a) 140,322 shares indicated for both Mr. Livorine and Mr. Knuppenburg held in the D.E.

         Knuppenburg Grantor Retained Income Trust, of which they are co-trustees, and (b) 200 shares indicated for both Mrs. Knuppenburg and Mr. Knuppenburg, which are owned by Mr. Knuppenburg but for which Mrs. Knuppenburg holds an irrevocable proxy.


                             EXECUTIVE COMPENSATION

                 Summary of Cash and Certain Other Compensation

         The following table sets forth the cash compensation paid by the Company as well as other compensation paid or accrued during the Company's last three fiscal years to (i) the Chief Executive Officer of the Company and (ii) each of the executive officers of the Company whose annual compensation exceeded $100,000.

                                                  SUMMARY COMPENSATION TABLE (1)
- -------------------------------------------------------------------------------------------------------
         NAME AND PRINCIPAL                                    ANNUAL                  ALL OTHER
             POSITION                      YEAR             COMPENSATION             COMPENSATION(2)
         ------------------                ----             ------------             ---------------
         William B. Stade                  1994               $158,504                 $3,963
         Chief Executive Officer           1993                168,881                  3,508
                                           1992                149,963                  3,104

         William P. Lianos                 1994                112,579                  2,814
         Executive Vice President,         1993                109,154                  2,268
         Treasurer                         1992                105,219                  2,189

(1) Cash compensation does not reflect Messrs. Stade's and Lianos' use of Company automobiles, the individual amounts of which did not exceed 10% of the compensation paid to either executive officer and the aggregate amount of which did not exceed 10% of the total compensation paid to all executive officers as a group.

(2) All other compensation includes contributions made by the Company on behalf of the named executive officers under the Company's 401(k) plan.

ANNUITY, PENSION OR RETIREMENT BENEFITS

                   ANNUAL BENEFIT EXAMPLES AT AGE 65 IN 1994
             BASED UPON YEARS OF SERVICE THROUGH DECEMBER 15, 1989

         AVERAGE
         EARNINGS           10      15       20      25       30
         --------         ------- -------  ------- -------  -------
         $ 40,000         $ 3,200 $ 4,800  $ 6,400 $ 8,000  $ 9,600
          105,000           8,400  12,600   16,800  21,000   25,200
          170,000          13,600  20,400   27,200  34,000   40,800
          235,000          18,800  28,200   37,600  47,000   56,400
          300,000          24,000  36,000   48,000  60,000   72,000

         The Company's Salaried Employee Pension Plan is a qualified non-contributory defined benefit pension plan which is intended to be qualified under the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended (the "Plan"). In December 1988, the Board of Directors approved the termination of the Plan and additional benefits ceased accruing effective December 15, 1989 (the "Termination Date"). On June 29, 1990, the Company received approval from the Internal Revenue Service to terminate the Plan and Plan assets were used to purchase annuities to cover the accrued benefits of all Plan participants payable upon the employee's retirement at age 65 or upon early retirement on or after age 55. The Plan provided optional early retirement benefits, provided that the participant had attained age 55 and completed at least ten years of service with the Company, although after termination of the Plan, the participant no longer needs to complete ten years of service with the Company to receive early retirement benefits. The Plan covered all full-time employees, except certain employees whose employment is governed by a collective bargaining agreement, who completed one year of service (at least 1,000 hours) and attained the age of 21 years or completed three years of employment. Generally, monthly payments based upon years of credited service and the employee's yearly earnings are payable to or on behalf of each covered employee upon such employee's retirement.

         Benefits were calculated at 8/10 of 1% of annual earnings for each credited year of service after the effective date of the Plan. Annual earnings under the Plan were defined as gross earnings as reflected on an employee's Form W-2. The maximum yearly pension benefit is the smallest of: (a) the benefits credited to the employee under the benefit formula; or (b) 100% of the employee's average yearly earnings (if over $10,000), in the three consecutive years of highest earnings; or (c) the maximum yearly pension benefit under the Plan ($98,064 as of the Termination Date). Benefits are fully vested after ten years.

         Mr. Stade has 17 credited years of service under the Plan and Mr. Lianos has 7 years of credited service. The benefits payable under the Plan are not subject to deduction for Social

Security or other offset amounts. Estimated annual benefits payable as a life annuity upon retirement at age 65 to persons retiring in 1994 are shown in the table above according to "average earnings" (calculated as provided in the Plan) and "years of service" (as defined in the Plan).

         The Company makes a voluntary contribution to the Salaried Employees 401K Plan. The contribution in fiscal year 1994 amounted to $55,000, distributed based upon employee base compensation.

COMPENSATION OF DIRECTORS

         During the fiscal year ended October 31, 1994, Directors (other than those who are also officers or employees of the Company) were paid $500 for each Board of Directors meeting attended. Effective February 21, 1995, this fee was increased to $750 per meeting attended. A $2,000 monthly fee is paid to the Executive Committee members who are not employees of the Company. The $2,000 monthly fee is a temporary measure that will continue only so long as the Executive Committee's management oversight function continues. Effective February 21, 1995, the Compensation Committee is paid $750 per meeting attended.

EMPLOYMENT AGREEMENT WITH EXECUTIVE VICE PRESIDENT

         On September 2, 1994 the Company executed an employment agreement with William P. Lianos, effective as of July 1, 1994. Pursuant to the terms of the Employment Agreement, Mr. Lianos is to perform those duties and responsibilities assigned by the Board of Directors, which are to be commensurate with his status as Chief Operating Officer and Chief Financial Officer of the Company and its subsidiary, The McLaughlin Company. The Employment Agreement provides for an annual salary of $130,000, payable in semi-monthly installments plus any increases in the annual rate of compensation which the Board may determine from time to time. In addition, the Board of Directors may, but is not required to, determine a bonus to be paid to Mr. Lianos pursuant to the Agreement for any fiscal year ending during the term of the Agreement.

         Mr. Lianos is also entitled to sole use of an automobile purchased or leased for him by the Company and to receive such fringe benefits, including participation in the profit sharing plan, medical benefits, term life insurance and the like, as he was receiving on the date of the Agreement so long as the Company maintains such plans for its executives.

         In the event of his disability, Mr. Lianos is entitled to receive his full salary unless the Board determines that such disability shall prevent him from rendering services necessary in the performance of his duties for a period of six consecutive months. In that event the Board may terminate his employment, upon ten days prior notice delivered after expiration of such six month period. Upon such termination, or upon his death, during the term of the Agreement, Mr. Lianos (or his estate) is entitled to receive his full salary through the last day of the month in which such death or termination occurs plus 75% of the salary called for under the Agreement during the remainder of the term of the Agreement, reduced by any disability benefits received by him from insurance carriers with respect to which insurance premiums were paid by the Company.

         The Agreement expires June 30, 1996. The Agreement may be terminated, prior to the expiration of its term, by the Company for cause as defined in the Agreement.


                         COMPENSATION COMMITTEE REPORT


         The Compensation Committee of the Board of Directors for the fiscal year ending October 31, 1994 consisted of Messrs. Blank, Stevens, Knuppenburg and Caputo (Mr. Caputo has since resigned from the Committee due to time constraints but remains a member of the Board). With respect to compensation awarded for that fiscal year, the Committee makes the following report:

         The base salaries of the officers of the Company in effect at the beginning of the fiscal year were established in prior fiscal years based upon review of salaries paid to officers of comparable-size businesses in the metropolitan Detroit area published in Crain's Detroit Business and other studies made available to the Committee. In addition, for the fiscal year ended October 31, 1993, the base compensation of Mr. Stade had been increased in recognition of his assumption of the duties of President as successor to Thomas M. Clark.

         On September 21, 1993, the Board approved a temporary salary reduction plan for salaried personnel pursuant to which salaries were temporarily reduced by 13.3%. This plan was terminated during the fiscal year ended October 31, 1994 but was in effect for a portion of the year and therefore affected the compensation paid to the Company's officers for the year.

         In addition to their base salaries, at the beginning of the fiscal year the officers were entitled to an unaccountable expense allowance in an amount equal to the greater of $15,000 or 20% of the officer's base salary.

         On June 30, 1994, the Board of Directors approved the Compensation Committee's recommendation that the unaccountable expense allowance be eliminated, effective July 1, 1994. The expense allowance was in effect for a portion of the fiscal year and also affected the compensation paid to the Company's officers for the year.

         Also on June 30, 1994, the Board approved the Compensation Committee's recommendation that the annual salary of Mr. Stade be established at $150,500, effective July 1, 1994. The Compensation Committee recommended such salary in conjunction with the elimination of the unaccountable expense allowance. The Committee believed it preferable to determine a fixed number for such compensation rather than an amount dependent in part on an expense allowance not subject to substantiation.

         As mentioned above, the Company executed an employment agreement with William P. Lianos, effective as of July 1, 1994, pursuant to which Mr. Lianos receives an annual salary of $130,000 plus fringe benefits.

         There was no bonus plan in effect for Company officers during the fiscal year.

         As a result of the combination of the foregoing, the compensation paid to Mr. Stade in the fiscal year ended October 31, 1994 was 6.1% less than that paid him in the prior fiscal year, and the compensation paid to Mr. Lianos in the fiscal year ended October 31, 1994 was 3.1% greater than that paid him in the prior fiscal year.

         The compensation of Mr. Stade and Mr. Lianos was determined by the Compensation Committee based upon its recognition of the salary reductions experienced by them since September, 1993, the Committee's belief that their salaries are reasonable for persons performing the functions performed by them for companies of the size and character of the Company, and the Committee's desire to stabilize their salaries to compensate in part for the elimination of the unaccountable expense allowance. The Committee took cognizance of the Company's improved financial performance in fiscal 1994 in establishing the compensation to be paid to the officers; however, the Committee did not establish or use any specific performance-based criteria, quantitative or qualitative, in determining the compensation to be paid any officers.


                                                   Charles E. Blank
                                                   Clark V. Stevens
                                                   Kermit L. Knuppenburg
                                                   Anthony J. Caputo

PERFORMANCE GRAPH

         The SEC requires that the Company include in this Annual Report on Form 10-K a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with the S&P 500 Stock Index and companies in the Company's peer group. For peer group purposes, the Company has compared such shareholder returns with Federal Screw Works.


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN



                       1989     1990     1991     1992     1993     1994
                       ----     ----     ----     ----     ----     ----

MRC                    100       63       44       56       44       38
FSW                    100       78       67       79      130      141
S&P 500                100       89      115      123      137      139


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                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN BUSINESS RELATIONSHIPS

         Prior to January 1, 1995, Clark V. Stevens, a director of the Company, was the President and owner of 50% of the stock of Regan & Stevens, P.C., a law firm which provided services to the Company in the fiscal year ended October
31, 1994.  The Company expects to retain Mr.  Stevens' current firm, Clark V.
Stevens, Professional Corporation, during the current fiscal year.

         Charles E. Blank, a director of the Company, is an associate of the law firm of Buesser, Buesser, Black, Lynch, Fryhoff & Graham. The Company proposes to retain this firm during the current fiscal year.

         Kermit L. Knuppenburg, a director of the Company, son of Dorothy E.
Knuppenburg and brother-in-law of William B. Stade, performs commissioned sales representative services for the Company through Select Sales, Inc. Amounts paid by the Company for these services for the fiscal year ended October 31, 1994 were approximately $154,000.

COMPLIANCE WITH SECTION 16 REPORTING REQUIREMENTS

         Anthony J. Caputo, who became a director on February 12, 1994, filed a Form 3 reporting his beneficial ownership of Company securities on February 28, 1994. This filing was made





                                      -13-

more than ten days after Mr. Caputo became a director and so was late under the provisions of Section 16 of the Securities Exchange Act of 1934. Mr. Caputo owned no shares of Company common stock at the time such Form 3 was filed and continues to own no shares.

                                  ACCOUNTANTS

         Plante & Moran, independent public accountants, audited the financial statements of the Company for the fiscal year ended October 31, 1994. Representatives of Plante & Moran are expected to be present at the Annual Meeting, will be afforded the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.

         The audit services provided by Plante & Moran relating to the fiscal year ended October 31, 1994, were examination of the Company's financial statements and pension plan, assistance and consultation in connection with filing Form 10-K and other reports with the Securities and Exchange Commission, and consultation in connection with various accounting matters.

                                 OTHER MATTERS

         At the date of this Proxy Statement, the Board of Directors is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment in such matters.

         If any security holder of the Company wishes to present a proposal for action at the annual meeting of the Company's shareholders to be held in April, 1996, such proposal shall be received at the Company's principal executive offices not later than November 24, 1995.

         A proposal to be presented at any meeting other than an annual meeting of shareholders should be received a reasonable time before the solicitation is made.

         To avoid uncertainty as to the date on which a proposal was received by the Board of Directors, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

                                             By Order of the Board of Directors



                                             CLARK V. STEVENS, Secretary

Warren, Michigan
March 24, 1995

   RECEIPT IS HEREBY ACKNOWLEDGED OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT, EACH DATED MARCH 24, 1995 AND THE ANNUAL REPORT OF MICHIGAN RIVET CORPORATION FOR THE YEAR ENDED OCTOBER 31, 1994.

                                                                             Dated ___________________________________ 1995

                                                                             ______________________________________________
                                                                             Signature

                                                                             ______________________________________________
                                                                             Signature if held jointly

                                                                             Please sign exactly as name appears hereon.  If the
                                                                             stock is registered in the names of two or more
                                                                             persons, each should sign.  Executors, administrators,
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY                                 trustees, guardians, attorneys and corporate officers
CARD PROMPTLY USING THE ENCLOSED ENVELOPE.                                   should add  their titles.




MICHIGAN                                  PROXY                               THIS PROXY IS SOLICITED ON
RIVET                                                                  BEHALF OF THE BOARD OF DIRECTORS.
CORPORATION                                                The undersigned hereby constitutes and appoints William B. Stade and
13201 STEPHENS ROAD                                        William P. Lianos and each of them, as Proxies, each with power to
WARREN, MICHIGAN  48089                                    appoint his substitute, and hereby authorizes them to represent and to vote as designated below, by action of a majority present (or, if only one is present, then that one), all the shares of common stock of
                                                           Michigan Rivet Corporation held of record by the undersigned on February
                                                           24, 1995 at the Annual Meeting of Shareholders to be held at the offices of Michigan Rivet Corporation, 13201 Stephens Road, Warren, Michigan
                                                           48089, on Friday, April 28, 1995, at 11:00 a.m., Detroit Time, or at any
                                                           adjournment thereof.


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
1.  ELECTION OF                      FOR ALL NOMINEES LISTED BELOW [ ]                        WITHHOLD AUTHORITY [ ]
    DIRECTORS                       (except as marked to the contrary below)               to vote for all nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY  NOMINEES STRIKE A LINE THROUGH THE NOMINEE'S NAME IN LIST BELOW.)
          D. Knuppenburg, C. Stevens, W. Stade, C. Blank, W. Lianos, A. Livorine, K. Knuppenburg and A. Caputo.

2.  In their discretion,  the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    This proxy when properly executed will be voted in the manner directed hereby by the undersigned shareholder.  If no specification is made, this proxy will be voted for the election of the nominees named above and any substitute for any of them.
                                               (Continued, and to be signed, on other side)

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